Exhibit 99.1

12 August 2011

Mr. Douglas Miller

Chairman of the Board

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Dear Doug,

Please accept this letter as confirmation of my resignation as a director of EXCO Resources, Inc. effective as of 4:00 pm Central Time on the date hereof. It has been an honor to have served with you and the other members of the Board of Directors, and I wish you and your employees much success in the future.

Best Regards,
/s/ Vincent J. Cebula
Vincent J. Cebula